Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of drugstore.com, inc. (the “Company”) for the period ending January 2, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dawn Lepore, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DAWN LEPORE
Dawn Lepore
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to drugstore.com, inc. and will be retained by drugstore.com, inc. and furnished to the Securities and Exchange Commission or its staff upon request.

March 17, 2005